Ex. 10.5

Name:	[●]
Number of Shares of Stock subject to Stock Option:	[●]
Exercise Price Per Share:	$[●]
Date of Grant:	[●]

Planet Fitness, Inc.
2025 Omnibus Incentive Plan
Non-statutory Stock Option Agreement

This agreement (the “Agreement”) evidences a stock option granted by Planet Fitness, Inc. (the “Company”) to the undersigned (the “Optionee”), pursuant to and subject to the terms of the Planet Fitness, Inc. 2025 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

1.Grant of Stock Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not intended to qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.
3.Vesting; Method of Exercise; Treatment of the Stock Option upon Cessation of Employment.
(a)Vesting. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to the Stock Option (or any portion thereof) means that the Stock Option (or portion thereof) is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to one-fourth (1/4) of the Shares subject to the Stock Option on each of the first, second, third and fourth anniversaries of the Date of Grant (each, a “vesting anniversary date” and the fourth anniversary of the Date of Grant, the “final vesting anniversary date”). The number of Shares that vest on any of the foregoing dates will be rounded down to the nearest whole Share, with the Stock Option becoming vested as to 100% of the Shares on the final vesting anniversary date. Notwithstanding the foregoing, Shares subject to the Stock Option shall not vest on any vesting anniversary date unless the Optionee has remained in continuous Employment with the Company from the Date of Grant through the applicable vesting anniversary date.

(b)Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Optionee or a permitted transferee, if any (or in such other form as is acceptable to the Administrator). Each such exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, through a broker-assisted cashless exercise program acceptable to the Administrator, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver the Shares unless and until it is satisfied as to the authority of such person to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”). If the Stock Option is not exercised by the Final Exercise Date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.
(c)Treatment of the Stock Option upon Cessation of Employment. If the Optionee’s Employment ceases, except as expressly provided for in the Plan or in a written employment or severance agreement between the Optionee and the Company (or a severance plan under which the Optionee has been designated as a participant entitled to receive benefits) that is in effect at the time of such termination, the Stock Option, to the extent not already vested will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will be treated as follows:
(i)Subject to clauses (ii) and (iii) below, the Stock Option to the extent vested immediately prior to the cessation of the Optionee’s Employment will remain exercisable until the earlier of (A) three months following the date of such cessation of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i) will thereupon immediately terminate.
(ii)Subject to clause (iii) below, the Stock Option, to the extent vested immediately prior to the cessation of the Optionee’s Employment due to his or her death or due to the termination of the Optionee’s Employment by the Company due to his or her Disability, will remain exercisable until the earlier of (A) one year following the date of such cessation of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii) will thereupon immediately terminate.
(iii)The Stock Option (whether or not vested) will terminate and be forfeited immediately prior to the cessation of the Optionee’s Employment if the Optionee’s Employment is terminated for Cause or if the cessation of the Optionee’s Employment occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

4.Forfeiture; Recovery of Compensation.
(a)The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.
(b)By accepting, or being deemed to have accepted, the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee), under the Stock Option, including to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Optionee further agrees to be bound by the terms of any clawback or recoupment policy or policies of the Company that apply to incentive compensation that includes Awards such as the Stock Option. Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.
5.Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
6.Withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No Shares will be transferred pursuant to the exercise of this Stock Option unless and until the person exercising this Stock Option has remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Company may require the Optionee to satisfy the Optionee’s withholding tax obligations hereunder by instructing and authorizing the Company and the brokerage firm determined acceptable to (or designated by) the Company for such purpose to sell on the Optionee’s behalf a whole number of Shares from those Shares otherwise deliverable to the Optionee hereunder as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy such withholding tax obligations. In such a case, the Optionee shall be solely responsible for all fees and expenses incurred in connection with the services provided by such brokerage firm. The Optionee authorizes the Company and its Affiliates to withhold any such amounts from any amounts otherwise owed to the Optionee, but nothing in this paragraph shall be construed as relieving the Optionee of any liability for satisfying his or her obligations under the preceding provisions of this Section.
7.Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
8.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Optionee. By accepting, or being deemed to have accepted, the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
9.Acknowledgements. By accepting, or being deemed to have accepted, the Stock Option, the Optionee agrees to be bound by, and agrees that the Stock Option is subject in all respects to, the terms of the Plan. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee. By executing this Agreement, the Optionee acknowledges and agrees that the Optionee has received and understands the Company’s Executive Compensation Recoupment Policy, the Company’s Policy for Recoupment of Incentive Compensation or any other Company policy that provides for the clawback of compensation (as any such policy may be amended, amended and restated or superseded from time to time, the “Clawback Policies”), that the Clawback Policies apply and will continue to apply to the Optionee during and after the Optionee’s employment in accordance with their terms and that the Optionee has complied with and will continue to comply with the terms of the Clawback Policies.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

    PLANET FITNESS, INC.

    By:_________________________
     Name: [●]
                             Title: [●]

Dated: [●]

Acknowledged and Agreed:

By_______________________
Name: [●]